First American Title Insurance Company

National Commercial Services
1650 W. Big Beaver Road, Suite 156 Troy, MI 48084

Seller’s Final Settlement Statement

Property: Lot: 1
File No: NCS -190455-MICH
Officer:  Lynn Cooper/LAC
New Loan No:
Settlement Date: 10/04/2005
Disbursement Date: 10/04/2005
Print Date: 10/14/2005, 2:02 PM
Buyer:  Morgan Rose Investment, LLC
Address: 6558 Wealthy Street, Clarkston, MI 48346
Seller: Secured Diversified Investment, LTD
Address: 4940 Campus Drive, Newport Beach, CA 92660

Charge Description	Seller Charge	Seller Credits
Consideration:
Total Consideration		110,000.00

Payoff Loan(s):
Lender: Primetime Auction Inc.
Principal Balance through 10/02/05 - Primetime Auction Inc.	61,479.60
Late Charge - Primetime Auction Inc.	75.00
Overnight Fee - Primetime Auction Inc.	25.00

Title/Escrow Charges to:
Title Search, copies and Fees - First American Title Insurance Company National Commercial Services	190.00
Policy-Standard ALTA 1992 Owner’s - First American Title Insurance Company National Commercial Services	215.00
Closing-Accommodation Fees - First American Title Insurance Company National Commercial Services	300.00
Record Release of Option to Purchase - First American Title Insurance Company National Commercial Services	16.00
Record Release of Lien - First American Title Insurance Company National Commercial Services	16.00

Disbursements Paid:
Broker Fee to 1031 Inc.	10,000.00

Cash (X To) (From) Seller	37,683.40

Totals	110,000.00	110,000.00

Parties to transaction hold First American Title Insurance Company (FATICO} harmless pertaining to matters of water, sewer, utilities and personal property taxes that may be due and owing at time of closing. These matters and the like are to be handled outside of closing. Parties also agree to hold FATICO harmless pertaining to tax proration method and/or amounts used for tax prorations, if any.

SELLER(S):

Secured Diversified Investment, LTD, a
Nevada Corporation

/s/ Jan Wallace
By: Jan Wallace, CEO & President